EXHIBIT 1

                                   AGREEMENT

           This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of the common stock of Plains Resources Inc. is being filed on behalf of each of the entities named below. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  July 15, 2004


                                    LEUCADIA NATIONAL CORPORATION


                                    By:   /s/ Barbara Lowenthal
                                        ----------------------------------------
                                         Name:  Barbara Lowenthal
                                         Title: Vice President and Comptroller


                                    PERSHING SQUARE, L.P.

                                    By:    PERSHING SQUARE GP, LLC


                                    By:   /s/ William Ackman
                                        ----------------------------------------
                                        Name:  William Ackman
                                        Title: Managing Member



                                    PERSHING SQUARE GP, LLC


                                    By:  /s/ William Ackman
                                        ----------------------------------------
                                         Name:  William Ackman
                                         Title: Managing Member



                                    By:  /s/ William Ackman
                                        ----------------------------------------
                                        Name: William Ackman